UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 15, 2010 (April 13, 2010)

Date of Report (Date of earliest event reported)

SPECTRUM BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13615	22-2423556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Six Concourse Parkway, Suite 3300 Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 829-6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 15, 2010, Spectrum Brands, Inc. (“Spectrum,” “Spectrum Brands” or the “Company”) issued a press release announcing the appointment of David R. Lumley, Spectrum’s President—Global Batteries and Personal Care and Home and Garden, as the Chief Executive Officer (“CEO”) and a director of the Company and the retirement of Kent J. Hussey as CEO of the Company, effective as of April 13, 2010. Mr. Hussey will remain the Chairman of Spectrum’s Board of Directors until the earlier of August 12, 2010 or the closing of Spectrum’s proposed business combination with Russell Hobbs, Inc. (“Russell Hobbs”), which was previously announced on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 9, 2010.

In connection with his retirement, Mr. Hussey entered into a Separation and Consulting Agreement, dated April 14, 2010, with the Company (the “Separation Agreement”). The Separation Agreement provides Mr. Hussey with the following benefits in lieu of the payments and benefits he would have received under his employment agreement with the Company: (1) a consulting fee of $250,000 per year for a three-year period for certain consulting and advisory services; (2) a lump-sum cash payment of $1,800,000; (3) a lump-sum cash payment of $3,712,500 (plus interest) six months after Mr. Hussey’s retirement; (4) a lump-sum cash payment equal to the annual bonus Mr. Hussey would have earned with respect to fiscal year 2010 based on actual performance for fiscal 2010 on a prorated basis; (5) a lump-sum cash payment of Mr. Hussey’s Long Term Incentive Plan award of $1,237,500; and (6) the lapsing of the restrictions on Mr. Hussey’s restricted stock (222,222 shares). Provisions are also made in the Separation Agreement with respect to: (1) the right to purchase the Company vehicle that Mr. Hussey currently uses; (2) continued participation in welfare benefits (including long term care and long term disability insurance) until September 30, 2012; (3) reimbursement for tax preparation and financial planning services for a period of ten years; (4) continuation of medical, dental, and life insurance benefits for a period of ten years; (5) accrued payments and benefits; and (6) reimbursement of reasonable legal fees incurred in connection with entering into the Separation Agreement. In consideration of these benefits, Mr. Hussey agreed to comply with certain restrictive covenants, including the requirement not to compete with Spectrum for the later of two years or the end of his consulting and advisory services, not to disclose confidential information about Spectrum and not to disparage Spectrum. The Separation Agreement also contains other terms and conditions, including a release of claims in favor of the Company and indemnification obligations.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement, which is filed as Exhibit 10.1 to this report, and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

Mr. Hussey’s employment agreement with the Company was terminated as of April 14, 2010 upon the effectiveness of the Separation Agreement. The material terms of Mr. Hussey’s employment agreement are described in the Company’s Annual Report on Form 10-K filed on December 29, 2009. The information provided in Item 1.01 above is also incorporated herein by reference.

Item 5.02.	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As part of the Company’s management transition plan, the Board of Directors appointed David R. Lumley as CEO and director of the Company, effective as of April 13, 2010. Mr. Lumley, who is 55 years of age, will also continue to serve as President—Global Batteries and Personal Care and Home and Garden of Spectrum. Mr. Lumley was not yet added to any committees of the Board of Directors. Mr. Lumley was appointed Spectrum’s Co-Chief Operating Officer and President, Global Batteries and Personal Care in January 2007, and in October 2008 his area of responsibility was expanded to include the Home and Garden business unit. Prior to that time, he had served as Spectrum’s President, North America from the time he joined the Company in January 2006. Mr. Lumley joined the Company from his position as President, Rubbermaid Home Products North America, which he had held since January 2004. Prior to his position at Rubbermaid, Mr. Lumley had been president and CEO of EAS, a leading sports nutrition company, since 2001. His background includes more than 25 years experience in the consumer products industry, including having served as President of Brunswick Bicycles, President of OMC International, Senior Vice President, Sales and Marketing at Outboard Marine Corporation, and in a variety of leadership positions with Wilson Sporting Goods and other companies. Mr. Lumley’s history with the Company, familiarity with its products and operations, and extensive knowledge of the consumer products industry qualify him to serve as the CEO and a director of Spectrum.

Other than pursuant to Mr. Lumley’s employment agreement, Mr. Lumley was not selected as CEO pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Lumley and any of the Company’s other directors or executive officers. Since the beginning of the Company's last fiscal year, there has been no transaction or any currently proposed transaction, in which the Company was or is to be a participant and in which Mr. Lumley or any of his immediate family members had or will have a direct or indirect material interest, required to be disclosed under Item 404(a) of Regulation S-K.

The Company expects to enter into a new employment agreement with Mr. Lumley in connection with his appointment as CEO of the Company. Once finalized, the Company will disclose the terms of such new employment agreement on an amendment to this Form 8-K.

Spectrum’s executive management team now consists of the following persons: (1) David R. Lumley, CEO, President – Global Batteries and Personal Care and Home and Garden; (2) Anthony L. Genito, Executive Vice President, Chief Financial Officer and Chief Accounting Officer; (3) John A. Heil, President – Global Pet Supplies; and (4) John T. Wilson, Senior Vice President, Secretary and General Counsel.

A copy of the press release issued by Spectrum Brands announcing the appointment of Mr. Lumley as CEO and director of the Company and the retirement of Mr. Hussey as CEO of the Company is attached as Exhibit 99.1 hereto and incorporated herein by reference. The information provided in Item 1.01 above is also incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 13, 2010, Spectrum’s Board of Directors also approved an amendment to Section 3.2 of the Company’s By-laws to increase the size of Spectrum’s Board of Directors from seven to eight members in order to add Mr. Lumley as a director. A copy of Spectrum’s By-laws, as amended, is attached as Exhibit 3.1 hereto and incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This communication is being made in respect of a proposed business combination involving Spectrum Brands and Russell Hobbs. In connection with the proposed transaction, Spectrum Brands Holdings, Inc. (“SB Holdings”) has filed with the SEC a Registration Statement on Form S-4 that includes the preliminary proxy statement of Spectrum Brands and that will also constitute a prospectus of SB Holdings. The information in the preliminary joint proxy statement/prospectus is not complete and may be changed. SB Holdings may not sell the common stock referenced in the joint proxy statement/prospectus until the Registration Statement on Form S-4 filed with the SEC is effective. The preliminary joint proxy statement/prospectus and the attached press release are not offers to sell SB Holdings securities and are not soliciting an offer to buy SB Holdings securities in any state where the offer and sale is not permitted.

The definitive joint proxy statement/prospectus will be mailed to stockholders of Spectrum Brands. INVESTORS AND SECURITY HOLDERS OF SPECTRUM BRANDS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and definitive joint proxy statement/prospectus (when available) and other documents filed with the SEC by Spectrum Brands through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and definitive joint proxy statement/prospectus (when available) and other documents filed with the SEC can also be obtained on Spectrum Brands’ website at www.spectrumbrands.com.

PROXY SOLICITATION

Spectrum Brands, Russell Hobbs and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Spectrum Brands and Russell Hobbs stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Spectrum Brands and Russell Hobbs stockholders in connection with the proposed acquisition is set forth in the preliminary joint proxy statement/prospectus filed with the SEC. You can find information about Spectrum Brands’ executive officers and directors in its annual report on Form 10-K filed with the SEC on December 29, 2009. You can obtain free copies of these documents from Spectrum Brands in the manner set forth above.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

3.1	By-laws of Spectrum Brands, Inc. (as amended as of April 13, 2010)

10.1	Separation and Consulting Agreement between Spectrum Brands, Inc. and Kent J. Hussey, dated April 14, 2010.

99.1	Press release dated April 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 15, 2010	SPECTRUM BRANDS, INC.

	By:	/S/ ANTHONY L. GENITO
	Name:	Anthony L. Genito
	Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer